KEMPER CORPORATION PENSION EQUALIZATION PLAN
As Amended and Restated Effective August 25, 2011

KEMPER CORPORATION PENSION EQUALIZATION PLAN
The Unitrin, Inc. Pension Equalization Plan was adopted effective April 10, 1990, was amended and restated effective January 19, 1995 and was most recently amended and restated effective January 1, 2009 to comply with Section 409A of the Internal Revenue Code. Effective August 25, 2011, Unitrin, Inc. changed its name to Kemper Corporation (the “Company”). As a result of the corporate name change, the plan set forth herein is now known as the Kemper Corporation Pension Equalization Plan (the “Plan”) and the Plan is hereby amended and restated effective as of August 25, 2011 to incorporate that name change into the Plan. The Plan is maintained by the Company for the purpose of providing benefits in excess of the limitations on benefits imposed by Section 415 of the Internal Revenue Code for certain of its or its Affiliates’ employees who participate in any Qualified Plan, as hereinafter defined.
Also, only with respect to those Participants hereunder who are Top Hat Participants as defined in Section 1.25, the Plan shall provide benefits in excess of the limitations on benefits imposed by Section 401(a)(17) of the Internal Revenue Code.
ARTICLE I
DEFINITIONS
1.1    General. For purposes of the Plan, the following terms, when capitalized, will have the following meanings. The masculine pronoun wherever used herein will include the feminine gender, the singular number will include the plural, and the plural will include the singular, unless the context clearly indicates a different meaning.
1.2    “Affiliated Company” or “Affiliate” means any corporation, trade or business entity which is a member of a controlled group of corporations, trades or businesses of which the Company is also a member, as provided in Code Sections 414(b) or (c).
1.3    “Beneficiary” means the person designated as a beneficiary by the Participant in accordance with such procedures as may be established by the Company.
1.4    “Board” means the Board of Directors of the Company.
1.5    “Change of Control Event” means the occurrence of any of the following events described in subsections (a) through (d) below:
(a)    any “Person” (defined below) is or becomes the “Beneficial Owner,” (defined below) directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliate” (defined below)) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of subsection (c) below; or
(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 2008, constituted the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors still in office who either were directors on December 31, 2008 or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliate) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
(e)    As used in this definition of Change of Control Event:
(i)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(ii)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and
(iii)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified in Sections 13(d)(3) and 14(d)(2) thereof, except that such term shall not include (1) the Company or any entity, more than 50% of the voting securities of which are Beneficially Owned by the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (5) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported) or (6) Singleton Group LLC or any successor in interest to such entity.
1.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
1.7    “Committee” means the Compensation Committee of the Board.
1.8    “Company” means Kemper Corporation, a Delaware corporation, or, to the extent provided in Section 9.11, any successor corporation or other entity resulting from a reorganization, merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.
1.9    “Early Retirement Date” means any date, prior to a Participant’s normal retirement date under the Qualified Plan, on which a Participant is eligible to begin payment of his or her Qualified Plan Retirement Benefit.
1.10    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
1.11    “Employer” means the Company and its Affiliates.
1.12    “Normal Retirement Date” means the first day of the month coinciding with or next following the date on which a Participant attains age 65.
1.13    “Participant” means an employee of the Company or of an Affiliated Company who at any time after April 10, 1990 is a participant under a Qualified Plan and to whom or with respect to whom a benefit is payable under the Plan. The term “Participant” shall include Top Hat Participants.
1.14    “Plan” means the Kemper Corporation Pension Equalization Plan.
1.15    “Qualified Plan” means any tax-qualified defined benefit pension plan maintained by the Company or any Affiliate and each predecessor, successor or replacement to any such Qualified Plan, excluding any Qualified Plan maintained solely pursuant to a collective bargaining agreement.
1.16    “Qualified Plan Retirement Benefit” means the accrued benefit, determined as of the relevant determination date, which a Participant would be entitled to receive for his or her life under a Qualified Plan commencing on his or her normal retirement date (as defined in the Qualified Plan) by assuming that, as of such determination date, the Participant had a termination of employment with the Company and all Affiliates for any reason other than death. Where a Qualified Plan provides for an offset to a Participant’s accrued benefit thereunder to reflect the accrued benefit the Participant earned under other defined benefit pension plans of the Company or an Affiliated Company, the Participant’s Qualified Plan Retirement Benefit shall be the total value of all such accrued benefits.

1.17    “Qualified Plan Surviving Spouse Benefit” means the aggregate benefit payment to the Surviving Spouse of a Participant with respect to the Participant’s Qualified Plan Retirement Benefit in the event of the death of the Participant at any time prior to commencement of payment of his or her Qualified Plan Retirement Benefit.
1.18    “Regulations” means the regulations, as amended from time to time, which are issued under Code Section 409A.
1.19    “Separation from Service” means the Participant’s termination from employment from the Employer for reasons other than death, subject to the following and other provisions of the Regulations:
(a)    The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Employer under an applicable statute or by contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.
(b)    In determining whether a Separation from Service has occurred, the following presumptions, which may be rebutted as provided in the Regulations, shall apply:
(i)    A Participant is presumed to have separated from service where the level of bona fide services performed decreases to a level equal to 20% or less of the average level of services performed by the Participant during the immediately preceding 36-month period.
(ii)    A Participant will be presumed not to have separated from service where the level of bona fide services performed continues at a level that is 50% or more of the average level of services performed by the Participant during the immediately preceding 36-month period.
No presumption applies to a decrease in the level of bona fide services performed to a level that is more than 20% but less than 50% of the average level of bona fide services performed during the immediately preceding 36-month period. If a Participant had not performed services for the Employer for 36 months, the full period that the Participant has performed services for the Employer shall be substituted for 36 months.
(c)    For purposes of this Section, the term “Employer” has the meaning set forth in

Section 1.11, provided that the following shall apply in determining whether a person is an Affiliate as defined in Section 1.2:
(i)    In applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3); and
(ii)    In applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.
(d)    In the event of the sale or other disposition of assets by the Company or an Affiliate (the “Seller”) to an unrelated service recipient (the “Buyer”), the Seller and the Buyer may specify whether a Separation from Service has occurred for a Participant who would otherwise experience a Separation from Service with the Seller, in accordance with the rules set forth in Section 1.409A-1(h)(4) of the Regulations.
1.20    “Supplemental Non-Spousal Benefit” means the benefit payable to a Beneficiary pursuant to Article V of the Plan.
1.21    “Supplemental Retirement Benefit” means the benefit payable to a Participant pursuant to the Plan by reason of his or her Separation from Service for any reason other than death.
1.22    “Supplemental Retirement Payment Date” means the date on which the Participant’s Supplemental Retirement Benefit is, or commences to be, paid pursuant to Sections 3.3, 3.4 or 9.10 as applicable.
1.23    “Surviving Spouse” means a person who is married to a Participant at the date of his or her death within the meaning of the laws of the state of the Participant’s residence and as evidenced by a valid marriage certificate or other proof acceptable to the Company.
1.24    “Supplemental Surviving Spouse Benefit” means the benefit payable to a Surviving Spouse pursuant to the Plan.
1.25    “Top Hat Participant” means a Participant who qualifies for inclusion in a “select group of management or highly compensated employees” as provided in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and who has been designated as a Top Hat Participant by the Board, as reflected in Board minutes or other official records of the Board.
ARTICLE II
ELIGIBILITY
An employee who is eligible to receive a Qualified Plan Retirement Benefit, the amount of which is reduced by reason of the application of the limitations on benefits imposed by application of Code Section 415 (or in the case of a Top Hat Participant, is reduced by the limitations on benefits imposed by application of Code Section 401(a)(17)), shall be eligible to receive a Supplemental Retirement Benefit. If a Participant described in the preceding sentence dies prior to his or her Supplemental Retirement Payment Date, a Supplemental Surviving Spouse Benefit or a Supplemental Non-Spousal Benefit shall be payable if so provided by Article IV or V. The Participant must be fully vested in his or her Qualified Plan Retirement Benefit in order for the Participant, his Surviving Spouse or Beneficiary to receive a benefit under the Plan.
ARTICLE III
SUPPLEMENTAL RETIREMENT BENEFIT
3.1    Amount. The Supplemental Retirement Benefit payable to a Participant in the form of a single life annuity over the lifetime of the Participant only, commencing on the later of his or her Normal Retirement Date or the first day of the seventh month following the Participant’s Separation from Service, shall be a monthly amount equal to the difference between (A) and (B) below where (A) is:
the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled if such Qualified Plan Retirement Benefit were computed without giving effect to the limitations on benefits imposed by application of Code Section 415 (and in the case of a Top Hat Participant, Code Section 401(a)(17)) to plans to which those Sections apply;
and (B) is:
the monthly amount of the Participant’s Qualified Plan Retirement Benefit.
The amounts described in (A) and (B) shall be computed as of the Participant’s Separation from Service.
3.2    Payment Options. Except as described in Section 9.10, the Company shall distribute the Participant’s Supplemental Retirement Benefit to the Participant (as adjusted pursuant to Section 3.5) in one of the following forms selected by the Participant prior to his or her Supplemental Retirement Payment Date: (a) single life annuity; (b) ten year certain and life annuity; (c) fifteen year certain and life annuity; (d) joint and 50% survivor annuity; (e) joint and 75% survivor annuity; and (f) joint and 100% survivor annuity; provided, however, that each of the payment options described above is actuarially equivalent to the other, pursuant to the terms of Section 3.5 and the Regulations. If the Participant fails to make an election prior to his or her Supplemental Retirement Payment Date, payment shall be made to the Participant in the form of a single life annuity. If the Participant dies prior to his or her Supplemental Retirement Payment Date, no Supplemental Retirement Benefit will be payable and the Supplemental Surviving Spouse Benefit, if any, or the Supplemental Non-Spousal Benefit, if any, shall be payable as set forth in Article IV or Article V, as applicable.
3.3    Commencement of Supplemental Retirement Benefit. Except as otherwise provided in Section 3.4 or Section 9.10, payment of a Participant’s Supplemental Retirement Benefit shall commence on the later of (a) the first day of the seventh month following his or her Separation from Service or (b) his or her Normal Retirement Date. If payment to the Participant is made pursuant to the foregoing clause (a), the first payment to the Participant shall include the monthly pension payments the Participant would have received had payments begun as of the first day of the month following the Participant’s Separation from Service.
3.4    Transitional Relief. To the extent permitted by IRS Notice 2007-86 and administrative procedures adopted by the Company, a Participant who participated in the Plan prior to January 1, 2009 shall have the option of electing, no later than December 31, 2008, to have his or her benefit commence on or after the later of (a) the first day of the seventh month following his or her Separation from Service or (b) an Early Retirement Date. If payment to the Participant is made pursuant to the foregoing clause (a), the first payment to the Participant shall include the monthly pension payments the Participant would have received had payments begun as of the first day of the month following the Participant’s Separation from Service. Any such election shall be made prior to January 1, 2009 and shall be irrevocable.
3.5    Actuarial Equivalent. A Supplemental Retirement Benefit which is payable in any form other than a single life annuity over the lifetime of the Participant or which commences at any time prior to the Participant’s Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit on the date for commencement of payment hereunder or on the last day that any such Qualified Plan was in effect.
3.6    Acceleration Prohibited. Except as otherwise provided in Section 9.10, the acceleration of the time of payment of any portion of a Supplemental Retirement Benefit is prohibited.
ARTICLE IV
SUPPLEMENTAL SURVIVING SPOUSE BENEFIT
4.1    Amount. If a Participant dies prior to his or her Supplemental Retirement Payment Date and after he is vested in his or her Qualified Plan Retirement Benefit, then a Supplemental Surviving Spouse Benefit is payable to his or her Surviving Spouse, if any, as hereinafter provided. The Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be a monthly amount equal to the difference between (A) and (B) below where (A) is:
the monthly amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled if such Qualified Plan Surviving Spouse Benefit were computed without giving effect to the limitations on benefits imposed by application of Code Section 415 (and in the case of a Top Hat Participant, Code Section 40l(a)(17)) to plans to which those Sections apply;
and (B) is:

the monthly amount of the Qualified Plan Surviving Spouse Benefit that is, or would have been, payable to the Surviving Spouse if the Participant died prior to commencement of payment of his or her Qualified Plan Retirement Benefit.
The amounts described in (A) and (B) shall be computed by assuming that the Participant had a Separation from Service on the date of his or her death, survived to his or her Normal Retirement Date, began receiving his Qualified Plan Retirement Benefit in the form of a joint and 50% survivor annuity on the later of the date of his or her death or his or her Normal Retirement Date and then died.
4.2    Payment Option. Except as described in Section 9.10, a Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date specified in Section 4.3 and terminating on the date of the last monthly payment prior to the Surviving Spouse’s death.
4.3    Commencement of Supplemental Surviving Spouse Benefit. Except as otherwise provided in Section 4.4 or Section 9.10, payment of the Supplemental Surviving Spouse Benefit, if any, shall commence on the later of (a) the first day of the month following the Participant’s death or (b) the Participant’s Normal Retirement Date.
4.4    Transitional Relief. To the extent permitted by IRS Notice 2007-86 and administrative procedures adopted by the Company, a Participant who participated in the Plan prior to January 1, 2009 shall have the option of electing, no later than December 31, 2008, to have payment of the Supplemental Surviving Spouse Benefit, if any, commence on the later of (a) the first day of the month following the Participant’s death or (b) an Early Retirement Date. Any such election shall be made prior to January 1, 2009 and shall be irrevocable.
4.5    Actuarial Equivalent. A Supplemental Surviving Spouse Benefit which commences at any time prior to the date set forth in Section 4.3 shall be the actuarial equivalent of the Supplemental Surviving Spouse Benefit set forth in Section 4.1 as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Surviving Spouse Benefit on the date for commencement of payment hereunder or on the last day that any such Qualified Plan was in effect.
4.6    Acceleration Prohibited. Except as provided in Section 9.10, the acceleration of the time of payment of any portion of a Supplemental Surviving Spouse Benefit is prohibited.
ARTICLE V
SUPPLEMENTAL NON-SPOUSAL BENEFIT
5.1    Death Within 30 Days Before Proposed Retirement Date.
(a)    If a married Participant (i) elects a joint and 75% or 100% survivor annuity under the Plan, (ii) properly completes, signs and delivers to the Company all of the relevant distribution forms, as determined by the Company, and (iii) dies within 30 days before the “proposed retirement date” (as hereinafter defined), then the surviving Spouse shall not receive the pre retirement death benefit described in Article IV, but shall, subject to Section 9.10, rather be eligible for the 75% or 100% survivor annuity (based upon the Participant’s election), as if the Participant had begun receiving the joint and 75% or 100% survivor annuity (whichever was elected by the Participant) and then died after the proposed retirement date. If the commencement of a Participant’s benefit is delayed due to the requirement that payment be made no earlier than the first day of the seventh month following the Participant’s Separation from Service, the proposed retirement date shall be the date that payment of such benefit would have commenced but for such requirement.
(b)    If an unmarried Participant properly completes and signs and delivers to the Company all of the relevant distribution forms, as determined by the Company, and the Participant dies within 30 days before the proposed retirement date after electing one of the forms of payment described in Section 3.2 which provides for payments to continue after his death, then the Beneficiary designated by the Participant, if any, shall, subject to Section 9.10, be eligible for the applicable benefit selected by the Participant, as if the Participant had begun receiving the selected benefit and then died after the proposed retirement date. Except as otherwise provided in this subsection, if an unmarried Participant dies prior to the actual benefit commencement date, no death benefit shall be payable hereunder.
5.2    Benefit Commencement and Payment Option. Except as otherwise provided in Section 9.10, the benefit provided by this Article shall commence as of the date the Supplemental Retirement Benefit would have commenced had the Participant survived to such date.
5.3    Acceleration Prohibited. Except as otherwise provided in Section 9.10, the acceleration of the time of payment of any portion of a Supplemental Non-Spousal Benefit is prohibited.
ARTICLE VI
FUNDING
The Plan at all times shall be entirely unfunded and the Company shall not be required at any time to segregate any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the contractual rights of a general unsecured creditor of the Company with respect to any rights under the Plan.
ARTICLE VII
ADMINISTRATION OF THE PLAN
7.1    Administration by the Company. The Committee, acting through the Company, shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.
7.2    General Powers of Administration. The Committee shall have such powers and duties with respect to the administration of the Plan as are applicable to the Administrative Committee of the Kemper Corporation Pension Plan. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, treasurer, controller, counsel or other person employed or engaged by the Company with respect to the Plan.
7.3    Claims. Any Participant or Beneficiary who believes that there was an error in the calculation of his or her account balance or in the payment of benefits under the Plan shall file a claim with the Committee. The claim must be filed, signed and dated within 90 days of the date on which the claimant learned of the facts from which such claim arises. The claim must be sent by certified mail or presented in person to the Committee.
The Committee, acting through the Company, shall respond in writing to the claimant within a reasonable period of time but not later than 90 days after receipt of the claim unless special circumstances require an extension of time for processing. If such extension of time is required, the Committee, acting through the Company, shall furnish written notice of the extension to the claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee, acting through the Company, expects to render a final decision. In no event shall such extension exceed a period of 90 days from the end of the initial period.
7.4    Appeals. Any claimant not satisfied with the Committee’s decision of a claim shall have the right to appeal to the Committee. The appeal must be signed and dated by the claimant and include a copy of the claim submitted to the Committee as well as a copy of the Committee’s decision. The appeal should explain why the claimant does not agree with the Committee’s decision. The appeal must be filed within 60 days of the receipt of the Committee’s decision. The appeal must be sent by certified mail or presented in person to the Committee.
The Committee shall promptly advise the claimant of its decision on the claimant’s appeal. Such decision shall be written in layman’s terms, shall include specific reasons for the decision and shall contain specific references to pertinent Plan provisions upon which the decision is based. The decision on appeal shall be made no later than 60 days after the Committee’s receipt of the appeal, unless special circumstances require an extension of the time for processing. If such an extension of time is required, the Committee shall furnish written notice of the extension to the claimant prior to the termination of the 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision. If an extension of time is required, a decision shall be rendered as soon as possible, but not later than 120 days following receipt of the appeal.
ARTICLE VIII
AMENDMENT OR TERMINATION
8.1    Amendment or Termination. The Company intends the Plan to be permanent but reserves the right, subject to Section 8.2, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or as specified therein. Notwithstanding the foregoing, the Board may from time to time by specific resolution delegate its right to amend the Plan to any person or persons and in such event, such person may take such action to amend the Plan in lieu of the Board in accordance with this Section.
8.2    Effect of Amendment or Termination. No amendment or termination of the Plan shall, without the express written consent of the affected current or former Participant, Surviving Spouse or Beneficiary, reduce or alter any benefit entitlement (as defined below) of such Participant, Surviving Spouse or Beneficiary. The benefit entitlement of any Participant, Surviving Spouse or Beneficiary whose benefit hereunder shall have commenced on a date prior to or coincident with the date of a Plan termination or amendment shall be the amount and form of payment hereunder in effect at the time of such termination or amendment. The benefit entitlement of any other Participant, Surviving Spouse or Beneficiary shall be the benefit that would be payable hereunder as a single life annuity if payment of the Participant’s Qualified Plan Retirement Benefit or the Surviving Spouse’s Qualified Plan Surviving Spouse Benefit were to commence on the date of a Plan termination or amendment; provided that such benefit entitlement shall not exceed the benefit that would be subsequently calculated and payable hereunder as a single life annuity if the Plan in effect on the day immediately preceding the date of such Plan termination or amendment were to continue until the Participant’s Qualified Plan Retirement Benefit or the Surviving Spouse’s Qualified Plan Surviving Spouse Benefit actually commences. If the benefit of a Participant is payable in any form other than a single life annuity over the lifetime of the Participant, the provisions of Section 3.5 shall be applicable in determining the amount of benefit so payable. The termination of the Plan shall not affect the form or time of payment, which shall be determined in accordance with Article III, IV or V, as applicable.
ARTICLE IX
GENERAL PROVISIONS
9.1    General Conditions. Except as otherwise expressly provided herein and to the extent permitted by Section 1.409A-2(a)(9) and Section 1.409A-3(j)(5) of the Regulations, all terms and conditions of the Qualified Plan applicable to the Qualified Plan Retirement Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit, Supplemental Surviving Spouse Benefit or Supplemental Non-Spousal Benefit payable hereunder. Any Qualified Plan Retirement Benefit, Qualified Plan Surviving Spouse Benefit or any other benefit payable under a Qualified Plan, shall be paid solely in accordance with the terms and conditions of such Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of such Qualified Plan.
9.2    Taxes. The Company shall have the right to (a) require any Participant or Beneficiary to pay the Company the amount of any taxes which the Company may be required to withhold with respect to any benefits earned under, or distributions from, the Plan or (b) deduct from all amounts paid the amount of any taxes which the Company may be required to withhold with respect to any such distributions.
9.3    Entire Agreement. The Plan document along with the administrative forms required of Participants, and made known to them by the Company, shall constitute the entire agreement or contract between the Company and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or any other person claiming through or under the Participant.
9.4    Construction. Any mention of “Articles,” “Sections” and subsections thereof, unless stated specifically to the contrary, refers to Articles, Sections or subsections in the Plan. Headings of Articles, Sections and subsections are for convenient reference. The headings are not part of the Plan and are not to be considered in its construction. All references to statutory sections shall include the section as amended from time to time.
9.5    Employment Rights. Neither the establishment of the Plan nor any modification thereof, nor the creation of any Trust or account, nor the payment of any benefits, shall be construed as conferring upon a Participant the right to continue to be employed by the Company in his or her present capacity, or in any capacity. The Plan relates to the payment of deferred compensation as provided herein, and is not intended to be an employment contract.
9.6    Benefit Transfers. Neither the Participant nor his or her Beneficiary under the Plan shall have any right to transfer, assign, anticipate, hypothecate or otherwise encumber all or any part of the amounts payable under the Plan; except that a domestic relations order (as defined in Code Section 414(p)(1)(B)) may assign a portion or all of a Participant’s benefit payment under the Plan, but may not change the date on which a benefit payment under the Plan shall commence. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall any such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his or her Beneficiary or any other beneficiary hereunder. Any attempted assignment or transfer in contravention of this provision shall be void.
9.7    Governing Law. Construction, validity and administration of the Plan shall be governed by applicable Federal law and the laws of the State of Illinois.
9.8    Inurement. The Plan shall be binding upon and inure to the benefit of Kemper Corporation and its successors and assigns, and the Participant, his or her successors, heirs, executors, administrators and beneficiaries.
9.9    Notices. Except as otherwise provided in procedures adopted by the Company, any notice required or permitted to be given pursuant to the Plan shall be in writing, and shall be signed by the person giving the notice. If such notice is mailed, it shall be sent by United States first class mail, postage prepaid, addressed to such person’s last known address as shown on the records of the Company. The date of such mailing shall be deemed to be the date of notice, but the notice shall not be effective until actually received. The Company or the Participant may change the address to which notice is sent by giving notice of such change in the manner above.
9.10    Small Benefits. If, upon the date payment of a Participant’s Supplemental Retirement Benefit, Supplemental Surviving Spouse Benefit or Supplemental Non-Spousal Benefit is scheduled to commence, the actuarial equivalent of such benefit (determined in accordance with Section 3.5)

is less than or equal to the applicable dollar limit under Code Section 402(g)(1)(B) and results in the determination and liquidation of the entirety of the Participant’s interest under all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Section 1.409A-1(c)(2) of the Regulations, the Company may pay such benefit to the Participant, his or her Surviving Spouse or his or her Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.
9.11    Corporate Successor. The Plan shall not be automatically terminated by a Change of Control Event, but the Plan shall be continued after such Change of Control Event only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 8.2.
9.12    Unclaimed Benefit. Each Participant shall keep the Company informed of his or her current address and the current address of his or her Spouse and Beneficiary. The Company shall not be obligated to search for the whereabouts of any person. The Company is authorized to adopt procedures regarding unclaimed benefits that provide for the irrevocable forfeiture of a benefit if the Company is unable to locate the Participant, or if the Participant is deceased, his or her beneficiary. Such procedures shall be consistent with the Regulations and any other guidance issued by the Internal Revenue Service.
9.13    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.
9.14    No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.
9.15    409A Compliance. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Code Section 409A and the Regulations, and shall be interpreted and operated consistent with such intent. If any ambiguity exists in the terms of the Plan, it shall be interpreted to be consistent with this purpose.
IN WITNESS WHEREOF, a duly appointed member of the Kemper Corporation Pension Plan Administrative Committee has executed the Plan on this 31st day of October, 2011.
KEMPER CORPORATION
By: /s/ Lisa M. King
Its: Vice President